UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

SIGNET JEWELERS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

(441) 296 5872

(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission	of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Signet Jewelers Limited (the “Company”) was held on June 14, 2013 (the “AGM”).

(b) The following matters were voted upon at the AGM and the results of the voting were as follows:

Proposal One:

To elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mr. Dale W. Hilpert	62,489,016	40,476	72,390	2,681,897
Mr. H. Todd Stitzer	62,491,384	38,391	72,390	2,681,897
Ms. Marianne Parrs	62,495,657	34,317	72,390	2,681,897
Mr. Michael Barnes	62,491,661	38,065	72,390	2,681,897
Mr. Russell Walls	62,287,515	242,343	72,390	2,681,897
Mr. Thomas G. Plaskett	62,489,195	40,346	72,390	2,681,897
Ms. Virginia Drosos	62,495,141	34,858	72,390	2,681,897

Proposal Two:

To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
65,009,067	211,202	62,740

Proposal Three:

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say on Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
61,415,037	1,104,726	72,754	2,681,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

By:	/s/ Mark A. Jenkins
Name:	Mark A. Jenkins
Title:	Signet Company Secretary & Chief Legal Officer

Date: June 17, 2013